UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 21, 2005

Hanover Compressor Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13071	76-0625124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12001 North Houston Rosslyn, Houston, Texas		77086
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 447-8787

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Hanover Compression Limited Partnership
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-75814-1	75-2344249
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12001 North Houston Rosslyn, Houston, Texas		77086
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(281) 447-8787

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2005, Hanover Compressor Company ("Hanover") and its wholly owned subsidiary, Hanover Compression Limited Partnership ("HCLP", together with Hanover, sometimes referred to herein as the "Borrowers") entered into a senior secured credit agreement (the "Credit Agreement") with a syndicate of lenders and financial institutions named therein as parties thereto and JP Morgan Chase Bank, N.A. as Administrative Agent and The Royal Bank of Scotland plc as Syndication Agent. J.P. Morgan Securities Inc. and RBS Securities Corporation acted as Co-Lead Arrangers on the facility.

The new credit facility under the Credit Agreement consists of a five-year $450 million revolving credit facility ("Revolver"), of which $48 million was drawn at closing with an additional $121.8 million of letters of credit outstanding. The Credit Agreement also provides for a Term Loan facility of up to $300 million ("Term Loan"). The Term Loan is undrawn and was not syndicated with the Revolver. The Term Loan provides flexibility to Hanover and HCLP as we review refinancing opportunities in the future. Borrowings under the Credit Agreement are secured by substantially all of the unencumbered personal property and real property assets of the Borrowers. In addition, all of the capital stock of the domestic subsidiaries and 66% of the capital stock of the first tier foreign subsidiaries has been pledged to secure the obligations under the Credit Agreement. Up to $75 million of the Revolver can be borrowed in Eurocurrency equivalent loans. The Revolver bears interest at Borrowers’ option, (i) at the greater of the Administrative Agent’s prime rate or Federal Funds Effective Rate plus 0.50%, (ii) the Eurocurrency Rate, or (iii) the Eurodollar Rate ("LIBOR"), in each case plus an applicable margin ranging from 1.375% to 2.5% depending on Borrower’s consolidated leverage ratio. The interest rate on our initial borrowings is 1.750% plus LIBOR.

Under the Credit Agreement, the Borrowers are subject to certain limitations, including limitations on their ability to incur additional debt or sell assets, to grant liens, to make certain acquisitions and investments and to pay dividends and distributions. The Credit Agreement contains certain affirmative covenants, including requirements to furnish financial statements and certificates, to maintain properties and to pledge capital stock of newly created subsidiaries. The Borrowers are also subject to financial covenants which include a consolidated debt to consolidated EBITDA ratio, a minimum consolidated tangible net worth test, a consolidated senior secured indebtedness to consolidated adjusted EBITDA ratio, and an interest coverage ratio. The Credit Agreement specifies a number of events of default (many of which are subject to applicable cure periods), including among others, the failure to make payments when due, defaults under other agreements or instruments of indebtedness, change of control and noncompliance with covenants. Upon the occurrence of an event of default, the lenders may terminate the facility and declare all amounts outstanding to be immediately due and payable.

On November 21, 2005 Hanover issued a press release with respect to the foregoing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Information contained in Item 1.01 of this Form 8-K is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release, dated November 21, 2005 regarding the execution of a new $450 million credit facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hanover Compressor Company

November 21, 2005	By:	Lee E. Beckelman

Name: Lee E. Beckelman
Title: Vice President and Chief Financial Officer

Hanover Compression Limited Partnership

November 21, 2005	By:	Lee E. Beckelman

Name: Lee E. Beckelman
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated November 21, 2005 regarding the execution of a new $450 million credit facility.